ATTACHMENT A

                                PROMISSORY NOTE

$180,000                                                Garden Grove, California
                                                              September 29, 1995

FOR VALUE RECEIVED, the undersigned Source Scientific, Inc. (the "Maker") promises to pay in lawful money of the United States to the order of Biopool International, Inc. (the "Holder") at such place as the Holder from time to time may designate in writing, the principal sum of One Hundred Eighty Thousand Dollars ($180,000).

The principal of this Note, together with all accrued interest, shall be paid on or before March 28, 1995. This Note bears interest (computed for actual days elapsed on the basis of a 365-day year, as appropriate) on the unpaid principal amount at a per annum rate of seven percent (7%). The undersigned may repay the
Note in whole or in part at any time without penalty. Payments shall be applied first to accrued interest, then to principal.

This Note is given subject to the terms of that certain Loan and Security Agree-ment between the Maker and the Holder of even date herewith, and is subordinated to the rights of Silicon Valley Bank against Debtor as agreed therein.

The Maker shall pay reasonable costs and expenses of collection, including with-out limitation, reasonable attorneys' fees and disbursements in the event that any action, suit or proceeding is brought by the Holder to collect this Note and either the Holder obtains a judgment in its favor that is not appealed from or is upheld on appeal, or such action, suit or proceeding is settled with any sum due and owing to the Holder as a result of such settlement.

The undersigned and all endorsers and all persons liable or to become liable on this Note waive presentment, demand, protest and notice of demand, protest and nonpayment and consent to any and all renewals and extensions of the time of payment hereof and further agree that at any time the terms of payment hereof may be modified or security released without affecting the liability of any party to this Note or any person liable or to become liable with respect to any indebtedness evidenced hereby.

This note shall be construed according to the laws of the State of California without regard to conflicts of laws.


                                              SOURCE SCIENTIFIC, INC.


                                              By: /s/ Richard A. Sullivan
                                                  ------------------------------
                                              Richard A. Sullivan,
                                              President and CEO